Exhibit 99.1

August 9, 2007

Media Contacts:

Mary De La Garza, mary.delagarza@idearc.com, 972-453-7016

Jannie Luong, jannie.luong@idearc.com, 972-453-3916

Investor Relations Contact:

Dee Jones, dee.jones@idearc.com, 972-453-7364

Idearc Announces Second-Quarter

Multi-Product Revenue and OIBITDA Growth

Superpages.com Generates 33 Percent Revenue Growth

DALLAS – Idearc Inc. (NYSE: IAR), home to Superpages.com® (www.superpages.com) and publisher of the Verizon® Yellow Pages, today reported second-quarter 2007 earnings, highlighted by multi-product revenue growth, driven by another quarter of strong Superpages.com performance.

SECOND-QUARTER HIGHLIGHTS

•	Multi-product revenue grew 0.4 percent;

•	Superpages.com revenue grew 33 percent;

•	Adjusted pro forma OIBITDA grew 3.4 percent; and

•	Healthy cash flow funds another quarterly dividend to stockholders.

SUCCESSFUL STRATEGY

“These are strong second-quarter results with substantial contributions from across our multi-product revenue base,” said Kathy Harless, President and Chief Executive Officer. “Superpages.com in particular remains in high gear. We continue to make investments that enable us to unleash the full potential of our multi-platform strategy across the country.” Harless continued: “Our strategy of driving references across all media is also evident in our print products, where we maintain steady improvement in revenue trends.”

STRONG CASH FLOW ALLOWS QUARTERLY DIVIDEND

Yesterday, Aug. 8, 2007, the Idearc board of directors declared a quarterly dividend of 34.25 cents per outstanding share. The dividend is payable on or about Sept. 7, 2007, to stockholders of record at the close of business on Aug. 20, 2007.

OPERATIONAL OVERVIEW

Following are Idearc’s operational highlights for the second quarter and six months ended June 30, 2007:

Idearc continues driving consumer references by launching a number of industry-leading initiatives that deliver highly qualified leads to both online and print advertisers.

A strong and integral part of the multi-platform strategy, Superpages.com excels and continues to grow in three distinct dimensions: content, technology and distribution. As an example, in the second quarter, Superpages.com began selling local video advertising clips as a trial in Seattle, Los Angeles and the San Francisco Bay areas. Video ad clips bring life to local search content and enable small-to medium-sized businesses to showcase their products, services, specialties and personalities. View our video clips offer at Video.superpages.com.

Also in the second quarter, Superpages.com introduced a new relevancy-based sorting algorithm that pairs the highest quality advertisements with consumer search queries. The technology rates advertisers on a set of criteria that includes relevancy, performance and bidding. This is designed to give users more precise search results and advertisers more valuable leads.

Superpages.com continued to drive more traffic by placing advertisers’ content across multiple channels including Internet, mobile, instant messenger, directory assistance and other local search vehicles. The company continued to expand its traffic base by signing distribution agreements with V-ENABLE, Jingle Networks, Multiplied Media, HappyMedian, DirectoryM, Neighborhood.com, Intellistrand and YellowUSA, among others.

To capitalize on the vast opportunity with niche Web sites, the company launched its LocalServeSM affiliate program. Web site publishers can include a Superpages.com branded search module that allows users to find local content. Superpages.com advertisers’ content now appears on news, lifestyle and service-based Web sites such as Pegasusnews.com, Lynxxusa.com and Huntlocal.org.

In addition, Idearc continues to develop and introduce new features in the Verizon Yellow Pages, such as The Underground Shopper® content in the Dallas and Fort Worth-Arlington directories. This editorially-driven shopping section is aimed at increasing consumer references and retention.

The company continued to publish its industry-leading Verizon® Yellow Pages Companion Directories to drive consumer references. Idearc publishes more than 170 companion directory titles – more than any other company. Recent Fromholzer reports validate that companion directories deliver about 40 percent additional calls to advertisers.

In addition to creating innovative features in the Verizon Yellow Pages, the company continues to expand its print product offerings. In the second quarter, Idearc began selling and publishing direct mail packages, as well as the new Solutions At Home™ magazine, a targeted home improvement publication, in select markets. In the second half of the year, Idearc plans to expand its Solutions suite of products to additional markets. Solutions products include Solutions At Hand™, Solutions at Home™, Solutions on the Move™ and Solutions Direct™.

FINANCIAL OVERVIEW

Following are Idearc’s financial highlights for the second quarter and six months ended June 30, 2007:

Second-Quarter Multi-Product Revenue Growth Driven by Superpages.com Performance

On an adjusted pro forma basis, second-quarter multi-product revenues were $805 million, an increase of 0.4 percent compared to the same period in 2006. This was driven by improving print revenue trends and strong growth in Internet. Internet revenue was $73 million in the second quarter of 2007, a 33 percent increase compared to the same period in 2006.

On an adjusted pro forma basis, year-to-date multi-product revenues were $1,611 million, an increase of 0.2 percent compared to the same period in 2006. Year-to-date adjusted pro forma Internet revenue was $141 million, a 32 percent increase compared to 2006. Superpages.com’s performance was driven by solid growth from all sales channels, increased traffic and contributions from both fixed-fee and pay-for-performance product offerings.

During the second quarter, the company adopted a change in accounting methodology associated with sales commissions. Sales commissions were previously recognized as incurred. Idearc now is deferring sales commissions and recognizing these costs over the life of the product. This methodology is consistent with other directory publishers and is aligned with our revenue recognition policy. Prior period financial information has been adjusted to give effect to the accounting change, as reflected in the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission this morning.

After giving effect to the accounting change, Idearc reported OIBITDA of $364 million for the second quarter of 2007. On an adjusted pro forma basis, excluding non-recurring costs, OIBITDA for the second quarter was $391 million, an increase of 3.4 percent compared to the same period in 2006. Adjusted pro forma OIBITDA margins were 48.6 percent in the second quarter of 2007, compared to 47.1 percent in the same period in 2006. This improvement was due to increased revenue and reduced overhead expenses, partially offset by Internet-related expenses associated with Superpages.com growth as well as additional selling expense.

On a sequential-quarter basis, adjusted pro forma OIBITDA increased $12 million, or 3.2 percent, from the first quarter of 2007.

On a year-to-date basis, reported OIBITDA was $718 million. On an adjusted pro forma basis, year-to-date OIBITDA was $770 million, compared to $780 million in the same period in 2006. The change in year-to-date adjusted pro forma OIBITDA was driven by the first quarter impact of the company’s investment in additional sales representatives and other strategic initiatives implemented in 2006.

Before the accounting change, second-quarter OIBITDA on an adjusted pro forma basis would have been $385 million, an increase of $19 million, or 5.2 percent, over the same period in 2006. Year-to-date adjusted pro forma OIBITDA would have been $766 million, an increase of $1 million or 0.1 percent over the same period in 2006.

The company reported net income of $109 million, or 75 cents per diluted share, for the second quarter 2007. Adjusting for non-recurring costs, as shown in the accompanying financial schedules, Idearc’s adjusted pro forma net income for the second quarter was $127 million, or 87 cents per diluted share. This is an increase on an adjusted pro forma basis of $17 million, or 12 cents per diluted share, over the same period in 2006. Contributing to this improvement was increased OIBITDA, reduced interest expense and slight favorability in the effective tax rate.

Year-to-date reported net income was $212 million or $1.45 per diluted share. On an adjusted pro forma basis, year-to-date net income was $246 million, or $1.69 per diluted share, an increase of $11 million, or 8 cents per diluted share, over the same period in 2006.

Free cash flow for the six months ended June 30, 2007, was $116 million based on cash from operating activities of $138 million less capital expenditures of $22 million. Free cash flow included the cash impact of $34 million associated with one-time transition costs. Strong cash flow – driven by improved financial performance for the quarter – will fund another quarterly dividend of 34.25 cents per outstanding share.

Multi-Product Advertising Sales Close to Flat

Results in ad sales continue to show the value of Idearc’s multi-platform strategy, which include improving trends in print products and another strong performance from Superpages.com. For the second quarter of 2007, multi-product advertising sales were -0.6 percent, compared to the same period in 2006. On a year-to-date basis, multi-product advertising sales were -0.4 percent, compared to year-to-date in 2006.

Idearc Reiterates Guidance for Full Year

Idearc is reiterating 2007 guidance, as of Aug. 9, noting close to flat multi-product revenues expected for the year and only slight OIBITDA margin contraction from 2006 adjusted pro forma results due to continued changes in the company’s revenue mix.

Webcast and Conference Call Information

A live audio Webcast of Idearc’s second-quarter 2007 earnings release call begins today at 10 a.m. (Eastern). Individuals within the United States can access the earnings call by dialing 800-289-0533. International participants should dial 913-981-5525. The passcode for the call is: 4808510. A replay of the teleconference will be available at 888-203-1112. International callers can access the replay by calling 719-457-0820. The replay pass code is 4808510. The replay will be available through Aug. 16. In addition, a live Webcast will be available on Idearc’s Web site at www.idearc.com.

Note: This press release includes non-GAAP financial measures. See the financial schedules accompanying this press release and http://ir.idearc.com/results.cfm for reconciliations of these non-GAAP financial measures to generally accepted accounting principles (GAAP).

IDEARC INC.

Consolidated Statements of Income

Reported (GAAP)

Six Months Ended June 30, 2007 Compared to Six Months Ended June 30, 2006

(dollars in millions, except per share amounts)

Unaudited	6 Mos. Ended 6/30/07	6 Mos. Ended 6/30/06	% Change
Operating Revenue
Print products	$1,468	$1,498	(2.0)
Internet	141	107	31.8
Other	2	10	(80.0)

Total Operating Revenue	1,611	1,615	(0.2)

Operating Expense
Selling	382	350	9.1
Cost of sales (exclusive of depreciation and amortization)	321	325	(1.2)
General and administrative	190	198	(4.0)
Depreciation and amortization	44	44	—

Total Operating Expense	937	917	2.2
Operating Income	674	698	(3.4)
Interest expense (income), net	337	(13)	NM

Income Before Provision for Income Taxes	337	711	(52.6)
Provision for income taxes	125	276	(54.7)

Net Income	$212	$435	(51.3)

Basic and Diluted Earnings per Common Share (1)	$1.45	$2.98	(51.3)
Basic and diluted weighted-average common shares outstanding (in millions)	146	146
Dividends Declared per Common Share	$.6850	$—

Note:

(1)

The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations for 2006, it was assumed that approximately 146 million shares were outstanding for the entire period. Restricted stock awards granted in 2007 caused an immaterial increase in the number of dilutive shares with no material impact to the calculation of Diluted Earnings per Common Share.

IDEARC INC.

Consolidated Statements of Income

Reported (GAAP)

Three Months Ended June 30, 2007 Compared to Three Months Ended June 30, 2006

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 6/30/07	3 Mos. Ended 6/30/06	% Change
Operating Revenue
Print products	$731	$746	(2.0)
Internet	73	55	32.7
Other	1	1	—

Total Operating Revenue	805	802	0.4

Operating Expense
Selling	193	182	6.0
Cost of sales (exclusive of depreciation and amortization)	155	163	(4.9)
General and administrative	93	99	(6.1)
Depreciation and amortization	22	21	4.8

Total Operating Expense	463	465	(0.4)
Operating Income	342	337	1.5
Interest expense (income), net	167	(7)	NM

Income Before Provision for Income Taxes	175	344	(49.1)
Provision for income taxes	66	134	(50.7)

Net Income	$109	$210	(48.1)

Basic and Diluted Earnings per Common Share (1)	$.75	$1.44	(47.9)
Basic and diluted weighted-average common shares outstanding (in millions)	146	146
Dividends Declared per Common Share	$.3425	$—

Note:

(1)

The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations for 2006, it was assumed that approximately 146 million shares were outstanding for the entire period. Restricted stock awards granted in 2007 caused an immaterial increase in the number of dilutive shares with no material impact to the calculation of Diluted Earnings per Common Share.

IDEARC INC.

Consolidated Statements of Income

Adjusted Pro Forma (Non-GAAP)(1)

Six Months Ended June 30, 2007 Compared to Six Months Ended June 30, 2006

(dollars in millions, except per share amounts)

Unaudited	6 Mos. Ended 6/30/07	6 Mos. Ended 6/30/06	% Change
Operating Revenue
Print products	$1,468	$1,498	(2.0)
Internet	141	107	31.8
Other	2	3	(33.3)

Total Operating Revenue	1,611	1,608	0.2

Operating Expense
Selling	382	334	14.4
Cost of sales (exclusive of depreciation and amortization)	321	300	7.0
General and administrative	138	194	(28.9)
Depreciation and amortization	44	44	—

Total Operating Expense	885	872	1.5
Operating Income	726	736	(1.4)
Interest expense (income), net	337	351	(4.0)

Income Before Provision for Income Taxes	389	385	1.0
Provision for income taxes	143	150	(4.7)

Net Income	$246	$235	4.7

Basic and Diluted Earnings per Common Share (2)	$1.69	$1.61	5.0
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Note:

(1)

These consolidated statements of income provide a comparison of the six months ended June 30, 2007 adjusted pro forma results to the six months ended June 30, 2006 adjusted pro forma results. The following schedules provide reconciliations from our reported GAAP results to adjusted pro forma non-GAAP results for the periods shown above.

(2)

The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations for 2006, it was assumed that approximately 146 million shares were outstanding for the entire period. Restricted stock awards granted in 2007 caused an immaterial increase in the number of dilutive shares with no material impact to the calculation of Diluted Earnings per Common Share.

IDEARC INC.

Consolidated Statements of Income

Adjusted Pro Forma (Non-GAAP)(1)

Three Months Ended June 30, 2007 Compared to Three Months Ended June 30, 2006

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 6/30/07	3 Mos. Ended 6/30/06	% Change
Operating Revenue
Print products	$731	$746	(2.0)
Internet	73	55	32.7
Other	1	1	0.0

Total Operating Revenue	805	802	0.4

Operating Expense
Selling	193	174	10.9
Cost of sales (exclusive of depreciation and amortization)	155	153	1.3
General and administrative	66	97	(32.0)
Depreciation and amortization	22	21	4.8

Total Operating Expense	436	445	(2.0)
Operating Income	369	357	3.4
Interest expense (income), net	167	176	(5.1)

Income Before Provision for Income Taxes	202	181	11.6
Provision for income taxes	75	71	5.6

Net Income	$127	$110	15.5

Basic and Diluted Earnings per Common Share (2)	$.87	$.75	16.0
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Note:

(1)

These consolidated statements of income provide a comparison of the three months ended June 30, 2007 adjusted pro forma results to the three months ended June 30, 2006 adjusted pro forma results. The following schedules provide reconciliations from our reported GAAP results to adjusted pro forma non-GAAP results for the periods shown above.

(2)

The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations for 2006, it was assumed that approximately 146 million shares were outstanding for the entire period. Restricted stock awards granted in 2007 caused an immaterial increase in the number of dilutive shares with no material impact to the calculation of Diluted Earnings per Common Share.

IDEARC INC.

Consolidated Statements of Income

Reported (GAAP)

Three Months Ended June 30, 2007 Compared to Three Months Ended March 31, 2007

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 6/30/2007	3 Mos. Ended 3/31/2007	% Change
Operating Revenue
Print products	$731	$737	(0.8)
Internet	73	68	7.4
Other	1	1	—

Total Operating Revenue	805	806	(0.1)

Operating Expense
Selling	193	189	2.1
Cost of sales (exclusive of depreciation and amortization)	155	166	(6.6)
General and administrative	93	97	(4.1)
Depreciation and amortization	22	22	—

Total Operating Expense	463	474	(2.3)
Operating Income	342	332	3.0
Interest expense (income), net	167	170	(1.8)

Income Before Provision for Income Taxes	175	162	8.0
Provision for income taxes	66	59	11.9

Net Income	$109	$103	5.8

Basic and Diluted Earnings per Common Share (2)	$.75	$.70	7.1
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Note:

(1)	These consolidated statements of income provide a comparison of the three months ended June 30, 2007 reported results to the three months ended March 31, 2007 reported results.

(2)	Restricted stock awards granted in 2007 caused an immaterial increase in the number of dilutive shares with no material impact to the calculation of Diluted Earnings per Common Share.

IDEARC INC.

Consolidated Statements of Income

Adjusted Pro Forma (Non-GAAP)(1)

Three Months Ended June 30, 2007 Compared to Three Months Ended March 31, 2007

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 6/30/2007	3 Mos. Ended 3/31/2007	% Change
Operating Revenue
Print products	$731	$737	(0.8)
Internet	73	68	7.4
Other	1	1	—

Total Operating Revenue	805	806	(0.1)

Operating Expense
Selling	193	189	2.1
Cost of sales (exclusive of depreciation and amortization)	155	166	(6.6)
General and administrative	66	72	(8.3)
Depreciation and amortization	22	22	—

Total Operating Expense	436	449	(2.9)
Operating Income	369	357	3.4
Interest expense (income), net	167	170	(1.8)

Income Before Provision for Income Taxes	202	187	8.0
Provision for income taxes	75	68	10.3

Net Income	$127	$119	6.7

Basic and Diluted Earnings per Common Share (2)	$.87	$.82	6.1
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Note:

(1)

These consolidated statements of income provide a comparison of the three months ended June 30, 2007 adjusted pro forma results to the three months ended March 31, 2007 adjusted pro forma results. The following schedules provide reconciliations from our reported GAAP results to adjusted pro forma non-GAAP results for the periods shown above.

(2)	Restricted stock awards granted in 2007 caused an immaterial increase in the number of dilutive shares with no material impact to the calculation of Diluted Earnings per Common Share.

IDEARC INC.

Consolidated Statements of Income

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)

Six Months Ended June 30, 2007

(dollars in millions, except per share amounts)

		Non-Recurring Items
Unaudited	6 Mos. Ended 6/30/07 Reported (GAAP)	Stock Based Compensation (3)	Separation Costs (4)	6 Mos. Ended 6/30/07 Adjusted Pro Forma (Non-GAAP)
Operating Revenue
Print products	$1,468	$—	$—	$1,468
Internet	141	—	—	141
Other	2	—	—	2

Total Operating Revenue	1,611	—	—	1,611

Operating Expense
Selling	382	—	—	382
Cost of sales (exclusive of depreciation and amortization)	321	—	—	321
General and administrative	190	(17)	(35)	138
Depreciation and amortization	44	—	—	44

Total Operating Expense	937	(17)	(35)	885

Operating Income	674	17	35	726
Interest expense (income), net	337	—	—	337

Income Before Provision for Income Taxes	337	17	35	389
Provision for income taxes	125	6	12	143

Net Income	$212	$11	$23	$246

Basic and Diluted Earnings per Common Share (1)	$1.45	$.08	$.16	$1.69
Basic and diluted weighted-average common shares outstanding (in millions)	146	146	146	146
Operating Income	$674	$17	$35	$726
Depreciation and Amortization	44	—	—	44

OIBITDA (non-GAAP) (2)	$718	$17	$35	$770

OIBITDA (non-GAAP) margin (2)	44.6%			47.8%

Notes:

(1)	Restricted stock awards granted in 2007 caused an immaterial increase in the number of dilutive shares with no material impact to the calculation of Diluted Earnings per Common Share.

(2)	OIBITDA is a non-GAAP measure that represents Operating Income Before Interest, Taxes, Depreciation, and Amortization. OIBITDA margin is calculated by dividing OIBITDA by total operating revenue.

(3)	The stock-based compensation reflects a one-time incentive compensation award given to most of the Company’s employees in January of 2007.

(4)	Separation costs are non-recurring costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.

IDEARC INC.

Consolidated Statements of Income

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)

Three Months Ended March 31, 2007

(dollars in millions, except per share amounts)

		Non-Recurring Items
Unaudited	3 Mos. Ended 3/31/07 Reported (GAAP)	Stock Based Compensation (3)	Separation Costs (4)	3 Mos. Ended 3/31/07 Adjusted Pro Forma (Non-GAAP)
Operating Revenue
Print products	$737	$—	$—	$737
Internet	68	—	—	68
Other	1	—	—	1

Total Operating Revenue	806	—	—	806

Operating Expense
Selling	189	—	—	189
Cost of sales (exclusive of depreciation and amortization)	166	—	—	166
General and administrative	97	(9)	(16)	72
Depreciation and amortization	22	—	—	22

Total Operating Expense	474	(9)	(16)	449

Operating Income	332	9	16	357
Interest expense (income), net	170	—	—	170

Income Before Provision for Income Taxes	162	9	16	187
Provision for income taxes	59	3	6	68

Net Income	$103	$6	$10	$119

Basic and Diluted Earnings per Common Share (1)	$.70	$.04	$.07	$.82
Basic and diluted weighted-average common shares outstanding (in millions)	146	146	146	146
Operating Income	$332	$9	$16	$357
Depreciation and Amortization	22	—	—	22

OIBITDA (non-GAAP) (2)	$354	$9	$16	$379

OIBITDA (non-GAAP) margin (2)	43.9%			47.0%

Notes:

(1)	Restricted stock awards granted in 2007 caused an immaterial increase in the number of dilutive shares with no material impact to the calculation of Diluted Earnings per Common Share.

(2)	OIBITDA is a non-GAAP measure that represents Operating Income Before Interest, Taxes, Depreciation, and Amortization. OIBITDA margin is calculated by dividing OIBITDA by total operating revenue.

(3)	The stock-based compensation reflects a one-time incentive compensation award given to most of the Company’s employees in January of 2007.

(4)	Separation costs are non-recurring costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.

IDEARC INC.

Consolidated Statements of Income

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)

Three Months Ended June 30, 2007

(dollars in millions, except per share amounts)

		Non-Recurring Items
Unaudited	3 Mos. Ended 6/30/07 Reported (GAAP)	Stock Based Compensation (3)	Separation Costs (4)	3 Mos. Ended 6/30/07 Adjusted Pro Forma (Non-GAAP)
Operating Revenue
Print products	$731	$—	$—	$731
Internet	73	—	—	73
Other	1	—	—	1

Total Operating Revenue	805	—	—	805

Operating Expense
Selling	193	—	—	193
Cost of sales (exclusive of depreciation and amortization)	155	—	—	155
General and administrative	93	(8)	(19)	66
Depreciation and amortization	22	—	—	22

Total Operating Expense	463	(8)	(19)	436

Operating Income	342	8	19	369
Interest expense (income), net	167	—	—	167

Income Before Provision for Income Taxes	175	8	19	202
Provision for income taxes	66	3	6	75

Net Income	$109	$5	$13	$127

Basic and Diluted Earnings per Common Share (1)	$.75	$.03	$.09	$.87
Basic and diluted weighted-average common shares outstanding (in millions)	146	146	146	146
Operating Income	$342	$8	$19	$369
Depreciation and Amortization	22	—	—	22

OIBITDA (non-GAAP) (2)	$364	$8	$19	$391

OIBITDA (non-GAAP) margin (2)	45.2%			48.6%

Notes:

(1)	Restricted stock awards granted in 2007 caused an immaterial increase in the number of dilutive shares with no material impact to the calculation of Diluted Earnings per Common Share.

(2)	OIBITDA is a non-GAAP measure that represents Operating Income Before Interest, Taxes, Depreciation, and Amortization. OIBITDA margin is calculated by dividing OIBITDA by total operating revenue.

(3)	The stock-based compensation reflects a one-time incentive compensation award given to most of the Company’s employees in January of 2007.

(4)	Separation costs are non-recurring costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.

IDEARC INC.

Consolidated Statements of Income

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)

Six Months Ended June 30, 2006

(dollars in millions, except per share amounts)

		Pro Forma Items
Unaudited	6 Mos. Ended 6/30/06 Reported (GAAP)	Pension OPEB Reduction (3)	Printing Contract (4)	Debt (5)	6 Mos. Ended 6/30/06 Adjusted Pro Forma (Non-GAAP)
Operating Revenue
Print products	$1,498	$—	$—	$—	$1,498
Internet	107	—	—	—	107
Other	10	—	(7)	—	3

Total Operating Revenue	1,615	—	(7)	—	1,608

Operating Expense
Selling	350	(16)	—	—	334
Cost of sales (exclusive of depreciation and amortization)	325	(4)	(21)	—	300
General and administrative	198	(4)	—	—	194
Depreciation and amortization	44	—	—	—	44

Total Operating Expense	917	(24)	(21)	—	872

Operating Income	698	24	14	—	736
Interest expense (income), net	(13)	—	—	364	351

Income Before Provision for Income Taxes	711	24	14	(364)	385
Provision for income taxes	276	9	6	(141)	150

Net Income	$435	$15	$8	$(223)	$235

Basic and Diluted Earnings per Common Share (1)	$2.98	$.10	$.05	$(1.53)	$1.61
Basic and diluted weighted-average common shares outstanding (in millions)	146	146	146	146	146
Operating Income	$698	$24	$14	$—	$736
Depreciation and Amortization	44	—	—	—	44

OIBITDA (non-GAAP) (2)	$742	$24	$14	$—	$780

OIBITDA (non-GAAP) margin (2)	45.9%				48.5%

Notes:

(1)

The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations, it was assumed that approximately 146 million shares were outstanding for the entire period. No additional shares were issued through December 31, 2006.

(2)	OIBITDA is a non-GAAP measure that represents Operating Income Before Interest, Taxes, Depreciation, and Amortization. OIBITDA margin is calculated by dividing OIBITDA by total operating revenue.

(3)

On-going pension costs are expected to be reduced, primarily as a result of the 414(l) pension asset transfer from the Verizon pension plan as the result of the Idearc spin-off from Verizon. This reduction is partially offset by anticipated higher OPEB costs. This pro forma adjustment reflects the expected on-going pension and OPEB cost levels for this historical period.

(4)

Reflects the impact of entering into a new printing contract which resulted in exiting the commercial printing business ($7 million in revenue and $4 million in costs) and a reduction in printing cost rates.

(5)

As a result of the spin-off on November 17, 2006, Idearc now has $9.1 billion of debt and will incur interest expense that it did not incur in the past. This pro forma adjustment is to reflect the ongoing interest expense levels during this historical period.

IDEARC INC.

Consolidated Statements of Income

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)

Three Months Ended March 31, 2006

(dollars in millions, except per share amounts)

		Pro Forma Items
Unaudited	3 Mos. Ended 3/31/06 Reported (GAAP)	Pension OPEB Reduction (3)	Printing Contract (4)	Debt (5)	3 Mos. Ended 3/31/06 Adjusted Pro Forma (Non-GAAP)
Operating Revenue
Print products	$752	$—	$—	$—	$752
Internet	52	—	—	—	52
Other	9	—	(7)	—	2

Total Operating Revenue	813	—	(7)	—	806

Operating Expense
Selling	168	(8)	—	—	160
Cost of sales (exclusive of depreciation and amortization)	162	(2)	(13)	—	147
General and administrative	99	(2)	—	—	97
Depreciation and amortization	23	—	—	—	23

Total Operating Expense	452	(12)	(13)	—	427

Operating Income	361	12	6	—	379
Interest expense (income), net	(6)	—	—	181	175

Income Before Provision for Income Taxes	367	12	6	(181)	204
Provision for income taxes	142	4	3	(70)	79

Net Income	$225	$8	$3	$(111)	$125

Basic and Diluted Earnings per Common Share (1)	$1.54	$.05	$.02	$(.76)	$.86
Basic and diluted weighted-average common shares outstanding (in millions)	146	146	146	146	146
Operating Income	$361	$12	$6	$—	$379
Depreciation and Amortization	23	—	—	—	23

OIBITDA (non-GAAP) (2)	$384	$12	$6	$—	$402

OIBITDA (non-GAAP) margin (2)	47.2%				49.9%

Notes:

(1)

The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations, it was assumed that approximately 146 million shares were outstanding for the entire period. No additional shares were issued through December 31, 2006.

(2)	OIBITDA is a non-GAAP measure that represents Operating Income Before Interest, Taxes, Depreciation, and Amortization. OIBITDA margin is calculated by dividing OIBITDA by total operating revenue.

(3)

On-going pension costs are expected to be reduced, primarily as a result of the 414(l) pension asset transfer from the Verizon pension plan as the result of the Idearc spin-off from Verizon. This reduction is partially offset by anticipated higher OPEB costs. This pro forma adjustment reflects the expected on-going pension and OPEB cost levels for this historical period.

(4)

Reflects the impact of entering into a new printing contract which resulted in exiting the commercial printing business ($7 million in revenue and $4 million in costs) and a reduction in printing cost rates.

(5)

As a result of the spin-off on November 17, 2006, Idearc now has $9.1 billion of debt and will incur interest expense that it did not incur in the past. This pro forma adjustment is to reflect the ongoing interest expense levels during this historical period.

IDEARC INC.

Consolidated Statements of Income

Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)

Three Months Ended June 30, 2006

(dollars in millions, except per share amounts)

		Pro Forma Items
Unaudited	3 Mos. Ended 6/30/06 Reported (GAAP)	Pension OPEB Reduction (3)	Printing Contract (4)	Debt (5)	3 Mos. Ended 6/30/06 Adjusted Pro Forma (Non-GAAP)
Operating Revenue
Print products	$746	$—	$—	$—	$746
Internet	55	—	—	—	55
Other	1	—	—	—	1

Total Operating Revenue	802	—	—	—	802

Operating Expense
Selling	182	(8)	—	—	174
Cost of sales (exclusive of depreciation and amortization)	163	(2)	(8)	—	153
General and administrative	99	(2)	—	—	97
Depreciation and amortization	21	—	—	—	21

Total Operating Expense	465	(12)	(8)	—	445

Operating Income	337	12	8	—	357
Interest expense (income), net	(7)	—	—	183	176

Income Before Provision for Income Taxes	344	12	8	(183)	181
Provision for income taxes	134	5	3	(71)	71

Net Income	$210	$7	$5	$(112)	$110

Basic and Diluted Earnings per Common Share (1)	$1.44	$.05	$.04	$(.77)	$.75
Basic and diluted weighted-average common shares outstanding (in millions)	146	146	146	146	146
Operating Income	$337	$12	$8	$—	$357
Depreciation and Amortization	21	—	—	—	21

OIBITDA (non-GAAP) (2)	$358	$12	$8	$—	$378

OIBITDA (non-GAAP) margin (2)	44.6%				47.1%

Notes:

(1)

The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations, it was assumed that approximately 146 million shares were outstanding for the entire period. No additional shares were issued through December 31, 2006.

(2)	OIBITDA is a non-GAAP measure that represents Operating Income Before Interest, Taxes, Depreciation, and Amortization. OIBITDA margin is calculated by dividing OIBITDA by total operating revenue.

(3)

On-going pension costs are expected to be reduced, primarily as a result of the 414(l) pension asset transfer from the Verizon pension plan as the result of the Idearc spin-off from Verizon. This reduction is partially offset by anticipated higher OPEB costs. This pro forma adjustment reflects the expected on-going pension and OPEB cost levels for this historical period.

(4)	Reflects the impact of entry into a new printing contract which resulted in a reduction in printing cost rates.

(5)

As a result of the spin-off on November 17, 2006, Idearc now has $9.1 billion of debt and will incur interest expense that it did not incur in the past. This pro forma adjustment is to reflect the ongoing interest expense levels during this historical period.

IDEARC INC.

Reconciliation of OIBITDA (non-GAAP) to OIBITDA (non-GAAP) Before Accounting Change

Three and Six Months Ended June 30, 2007 compared to Three and Six Months Ended June 30, 2006

(dollars in millions)

	Reported			Adjusted Pro Forma (1)
Unaudited	3 Mos. Ended 6/30/07	3 Mos. Ended 6/30/06	% Change	3 Mos. Ended 6/30/07	3 Mos. Ended 6/30/06	% Change
Operating Income	$342	$337	1.5%	$369	$357	3.4%
Depreciation and Amortization	22	21	4.8%	22	21	4.8%

OIBITDA (non-GAAP)	364	358	1.7%	391	378	3.4%

less: Accounting Change Impact	6	12	(50.0%)	6	12	(50.0%)

OIBITDA (non-GAAP) before accounting change	$358	$346	3.5%	$385	$366	5.2%

Unaudited	6 Mos. Ended 6/30/07	6 Mos. Ended 6/30/06	% Change	6 Mos. Ended 6/30/07	6 Mos. Ended 6/30/06	% Change
Operating Income	$674	$698	(3.4%)	$726	$736	(1.4%)
Depreciation and Amortization	44	44	—	44	44	—

OIBITDA (non-GAAP)	718	742	(3.2%)	770	780	(1.3%)

less: Accounting Change Impact	4	15	(73.3%)	4	15	(73.3%)

OIBITDA (non-GAAP) before accounting change	$714	$727	(1.8%)	$766	$765	0.1%

Note:

(1)	Previous schedules provide reconciliations of reported (GAAP) results to adjusted pro forma (non-GAAP) results for the periods shown above.

IDEARC INC.

Consolidated Balance Sheets

Reported (GAAP)

As of June 30, 2007 and December 31, 2006

(dollars in millions)

Unaudited	6/30/2007	12/31/2006	$ Change
Assets
Current assets:
Cash and cash equivalents	$169	$172	$(3)
Accounts receivable, net of allowances of $69 and $76	413	325	88
Deferred directory costs	325	294	31
Prepaid expenses and other	8	13	(5)

Total current assets	915	804	111

Property, plant and equipment	481	474	7
Less: accumulated depreciation	347	331	16

	134	143	(9)

Goodwill	73	73	—
Other intangible assets, net	89	103	(14)
Pension assets	182	174	8
Non-current deferred tax assets	54	21	33
Debt issuance costs	92	97	(5)
Other noncurrent assets	37	—	37

Total Assets	$1,576	$1,415	$161

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$247	$412	$(165)
Deferred revenue	218	190	28
Current maturities of long-term debt	48	48	—
Current deferred taxes	46	5	41
Other	30	42	(12)

Total current liabilities	589	697	(108)

Long-term debt	9,043	9,067	(24)
Employee benefit obligations	404	401	3
Unrecognized tax benefits	112	—	112
Other liabilities	3	4	(1)

Stockholders’ equity (deficit):
Common stock ($.01 par value; 225 million shares authorized, 146,838,069 and 145,851,862 shares issued and outstanding in 2007 and 2006, respectively)	1	1	—
Additional paid-in capital (deficit)	(8,779)	(8,786)	7
Retained earnings	244	99	145
Accumulated other comprehensive loss	(41)	(68)	27

Total stockholders’ equity (deficit)	(8,575)	(8,754)	179

Total Liabilities and Stockholders’ Equity (Deficit)	$1,576	$1,415	$161

IDEARC INC.

Consolidated Statements of Cash Flows

Reported (GAAP)

Six Months Ended June 30, 2007 Compared to Six Months Ended June 30, 2006

(dollars in millions)

Unaudited	6 Mos. Ended 6/30/07	6 Mos. Ended 6/30/06	$ Change
Cash Flows from Operating Activities
Net Income	$212	$435	$(223)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	44	44	—
Employee retirement benefits	10	28	(18)
Deferred income taxes	1	9	(8)
Provision for uncollectible accounts	64	72	(8)
Stock based compensation expense	28	15	13
Changes in current assets and liabilities
Accounts receivable	(152)	(54)	(98)
Deferred directory costs	(31)	8	(39)
Other current assets	1	(2)	3
Accounts payable and accrued liabilities	(25)	(13)	(12)
Other, net	(14)	(14)	—

Net cash provided by operating activities	138	528	(390)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(22)	(26)	4
Proceeds from sale of assets	1	20	(19)
Other, net	4	9	(5)

Net cash (used in) provided by investing activities	(17)	3	(20)

Cash Flows from Financing Activities
Repayment of long-term debt	(24)	—	(24)
Change in note receivable due from former parent	—	(112)	112
Dividends paid to Idearc stockholders	(100)	—	(100)
Dividends / returns of capital paid to former parent	—	(419)	419

Net cash used in financing activities	(124)	(531)	407

Decrease in cash and cash equivalents	(3)	—	(3)
Cash and cash equivalents, beginning of year	172	—	172

Cash and cash equivalents, end of period	$169	$—	$169

IDEARC INC.

Mutli-Product Advertising Sales

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/07	3 Mos. Ended 6/30/06	3 Mos. Ended 6/30/05	6 Mos. Ended 6/30/07	6 Mos. Ended 6/30/06	6 Mos. Ended 6/30/05
Net Print Products Revenue(1)	$751	$774	$794	$1,462	$1,503	$1,564
% Change year-over-year	(3.0%)	(2.5%)		(2.7%)	(3.9%)
Net Internet Revenue(2)	73	55	49	141	107	98
% Change year-over-year	32.7%	12.2%		31.8%	9.2%

Net Multi-Product Advertising Sales(3)	824	829	843	1,603	1,610	1,662
% Change year-over-year	(0.6%)	(1.7%)		(0.4%)	(3.1%)

Notes:

(1)

Net print products revenue represents the total revenue value (less a provision for sales allowances) of directories published that will be amortized over the life of the directories, which is typically 12 months. Directories from preceding periods have been aligned to match the publication schedule of 2007 publications, allowing for a meaningful comparison of current publications to previous publications.

(2)

Net Internet revenue represents total revenue for our fixed-fee and performance-based advertising products less a provision for sales allowances. Fixed-fee advertising includes advertisement placement on our Superpages.com website, and website development and hosting for our advertisers. Revenue from fixed-fee advertisers is recognized monthly over the life of the advertising service. Performance-based advertising revenue is earned when consumers connect with our Superpages.com advertisers by a “click” on their Internet advertising or a phone call to their business. Revenue from performance-based advertising is recognized when there is evidence that qualifying transactions have occurred.

(3)

Net multi-product advertising sales is a statistical measure. It is important to distinguish net mult-product advertising sales from total operating revenue, which on our financial statements is recognized under the deferral and amortization method.

###

About Idearc Inc.

Idearc Inc. (NYSE:IAR) connects buyers and sellers with its multi-platform of advertising solutions including Verizon® Yellow Pages, Verizon® White Pages, smaller-sized portable Verizon® Yellow Pages Companion Directories, Superpages.com® , Superpages MobileSM, Solutions At Hand™ magazine, Solutions at Home™ magazine and Solutions on the Move™ and Solutions Direct™ direct mail packages. Idearc provides sales, publishing and other related services for more than 1,200 distinct directory titles in 35 states and the District of Columbia. Superpages.com, the expert in local search with more than 2.8 billion network searches and 18 million business listings in the United States in 2006, offers advertisers a variety of online advertising solutions. Superpages MobileSM provides local search functionality for wireless subscribers. For more information, visit www.idearc.com.

IDEARC’S ONLINE NEWS CENTER: Idearc news releases, fact sheets, biographies, media contacts, high quality video and images and other information are available at Idearc’s News Center on the World Wide Web at www.idearc.com/pressroom.

Certain statements included in this press release and the hyperlinked materials constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Idearc’s current views with respect to its financial performance and future events with respect to its business and industry in general. Statements that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook” and similar expressions identify forward-looking statements. Idearc cautions you not to place undue reliance on these forward-looking statements. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: (i) risks inherent in our spin-off from Verizon Communications Inc., including increased costs and reduced profitability associated with operating as an independent company; (ii) risks related to our borrowings; (iii) risks associated with our dependence on key agreements entered into with Verizon in connection with our spin-off; (iv) risks associated with our ability to replicate services provided to us by Verizon prior to our spin-off and currently under the transition services agreement; (v) increased demands on our management team as a result of operating as an independent company; (vi) changes in our competitive position due to competition from other yellow pages publishers and search engines and/or our ability to anticipate or respond to changes in technology and user preferences; (vii) changes in the availability and cost of printing raw materials and third-party printers and distributors; (viii) changes in U.S. labor, business, political and/or economic conditions; (ix) changes in governmental regulations and policies and actions of regulatory bodies; (x) changes in operating performance; and (xi) access to capital markets and changes in credit ratings. For a discussion of these and other risks and uncertainties, see Idearc Inc.’s periodic filings with the Securities and Exchange Commission, which you may view at www.sec.gov, and in particular, Idearc Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

IAR-G